EXHIBIT 7.4

                  Plan of Reorganization and Exchange Agreement

         This Plan of Reorganization and Exchange Agreement (the "Agreement") is made and entered into as of the 1st day of July 1999 by and between Commercial Labor Management, Inc., a Nevada corporation ("CLMI"), Zeros & Ones, Inc., a Delaware corporation ("ZOI"), Steve Schklair, an individual ("Schklair"), and Quantum Arts, Inc., a California corporation ("QA"), with respect to the following facts:


                                    RECITALS

         A. This Agreement hereby supercedes and replaces the Plan of Reorganization and Exchange Agreement made and entered into as of April 30, 1999 by and between Zeros & Ones, Inc. ("ZOI"), Schklair, and QA.

         B. Schklair owns 100% of the total issued and outstanding capital stock of QA.

         C. QA is engaged in the business of producing CD-ROM titles, providing other multimedia consulting services, and conducting research on three dimensional digital television.

         D. CLMI is a public reporting company trading on the OTC Bulletin Board. CLMI was incorporated for the purpose of engaging in any lawful business.

         E. CLMI desires to acquire 100% of the total issued and outstanding stock of QA in exchange for 850,000 shares of the common stock of CLMI, to be issued to Schklair in accordance with this Agreement, and reimbursement by CLMI of Schklair's costs.

         F. The parties to this Agreement intend that the transactions contemplated by this Agreement be a tax free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended. It is part of an overall tax free plan of reorganization pursuant to which CLMI is also acquiring 100% of the assets of ZOI and 100% of the total issued and outstanding stock of Wood Ranch Technology Group, Inc., Polygonal Research Corporation, EKO Corporation, Pillar West Entertainment, Inc. and Kidvision, Inc.

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency to which are hereby acknowledged by the parties to this Agreement, and in light of the above recitals to this Agreement, the parties to this Agreement hereby agree as follows:

1.       Exchange of Equity Interests
         ----------------------------

         In consideration for the issuance of a total of 850,000 shares of the Common Stock, par value $.001 per share, of CLMI to Schklair and the other covenants of CLMI in this Agreement, Schklair hereby agrees to convey to CLMI all of Schklair's capital stock and right, title and interest in and to QA, effective as of the date first above written.

2.       Closing and Further Acts
         ------------------------

         The closing of the exchange (the "Closing") will occur as soon practicable after the execution of this Agreement by all parties hereto, but not later than July 1, 1999 (the "Closing Date"). At the Closing, Schklair will tender to CLMI certificates and any other documents evidencing 100% of Schklair's ownership in QA, and CLMI will deliver to Schklair a stock certificate evidencing 850,000 shares of the Common Stock, par value $.01 per share, of CLMI being issued to Schklair pursuant to this Agreement. All parties to this Agreement hereby agree to execute all other documents and take all other action which are reasonably necessary or appropriate in order to effect all of the transactions contemplated by this Agreement.

3.       Covenants of CLMI
         -----------------

         3.1.     Reimbursement of Expenses to Schklair.
                  -------------------------------------

         CLMI agrees to pay Schklair $300,000 in cash as reimbursement of expenses personally incurred by Schklair for QA from the inception of QA until the Closing. CLMI will pay the reimbursement amount to Schklair as follows:
$100,000 on or before July 31, 1999, $100,000 on or before September 30, 1999 and $100,000 on or before December 31, 1999.

         3.2      Management of CLMI and QA After Closing.
                  ---------------------------------------

     After the Closing, Schklair will be a director and the President of CLMI, and the Chairman of the Board of Directors and Chief Executive Officer of QA. Robert Holtz will be the Chairman of the Board of Directors and Chief Executive Officer of CLMI. CLMI agrees that for the first year after the Closing, QA will have a Board of Directors consisting of three to five members, one of which will be Schklair, one of which will be designated by CLMI, and the other one or more of whom will be mutually agreed upon by Robert Holtz and Schklair.

         3.3      Percentage Ownership in CLMI.
                  ----------------------------

         After the Closing and after the acquisition by CLMI of the assets or outstanding stock of ZOI, Polygonal Research Corporation, EKO Corporation,
Kidvision, Inc., Wood Ranch Technology Group, Inc., and Pillar West Entertainment, Inc., CLMI will have a total of 7,000,000 shares of its Common Stock outstanding, and 320,000 warrants to purchase an additional 320,000 shares of CLMI's Common Stock for a purchase price of $3.00 per share for a period of three years from the date of issue of the Warrants, which is expected to occur on or about July 1, 1999. CLMI will have no other equity securities or securities convertible into equity securities of CLMI outstanding on the Closing Date.

         3.4      Research and Development Projects.
                  ---------------------------------

         Any material research and development projects to be undertaken by QA will be subject to approval of CLMI's Board of Directors.

4. Representations and Warranties of QA and Schklair.
   -------------------------------------------------

         QA and Schklair represent and warrant to CLMI as follows:

         4.1      Power and Authority; Binding Nature of Agreement.
                  ------------------------------------------------

         QA and Schklair have full power and authority to enter into this Agreement and to perform their obligations hereunder. The execution, delivery and performance of this Agreement by them has been duly authorized by all necessary action on their part. Assuming that this Agreement is a valid and binding obligation of each of the other parties hereto, this Agreement is a valid and binding obligation of QA and Schklair.

         4.2      Subsidiaries.
                  ------------

         There is no corporation, general partnership, limited partnership, joint venture, association, trust or other entity or organization which QA directly or indirectly controls or in which QA directly or indirectly owns any equity or other interest.

         4.3      Good Standing.
                  -------------

         QA (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, (ii) has all necessary power and authority to own its assets and to conduct its business as it is currently being conducted, and (iii) is duly qualified or licensed to do business and is in good standing in every jurisdiction (both domestic and foreign) where such qualification or licensing is required.

         4.4      Charter Documents and Corporate Records.
                  ---------------------------------------

         QA has delivered or will deliver to CLMI complete and correct copies of
(i) the articles of incorporation, bylaws and other charter or organizational documents of QA, including all amendments thereto, (ii) the stock records of QA, and (iii) the minutes and other records of the meetings and other proceedings of the shareholders and directors of QA. QA is not in violation or breach of (i) any of the provisions of its articles of incorporation, bylaws or other charter or organizational documents, or (ii) any resolution adopted by its shareholders or directors. There have been no meetings or other proceedings of the shareholders or directors of QA that are not fully reflected in the appropriate minute books or other written records of QA.

         4.5      Capitalization.
                  --------------

         The authorized capital stock of QA consists of one hundred thousand (100,000) shares of common stock, no par value, of which 1,500 shares are issued and outstanding. All of the outstanding shares of the capital stock of QA are validly issued, fully paid and nonassessable, and have been issued in full compliance with all applicable federal, state, local and foreign securities laws and other laws. Except as disclosed in Exhibit A to this Agreement, there are no
(i) outstanding options, warrants or rights to acquire any shares of the capital stock or other securities of QA, (ii) outstanding securities or obligations which are convertible into or exchangeable for any shares of the capital stock or other securities of QA, or (iii) contracts or arrangements under which QA is or may become bound to sell or otherwise issue any shares of its capital stock or any other securities.

         4.6      Financial Statements.
                  --------------------

         QA has delivered or will deliver to CLMI the following financial statements (the "QA Financial Statements"): the audited balance sheet of QA's unincorporated predecessor-in-interest as of December 31, 1998, along with an income and expense statement. Except as stated therein or in the notes thereto, the QA Financial Statements: (a) present fairly the financial position of QA as of the respective dates thereof and the results of operations and changes in financial position of QA for the respective periods covered thereby; and (b) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered.

         4.7      Absence of Changes.
                  ------------------

         Except as otherwise disclosed to CLMI in writing in Exhibit A to this Agreement, since the date of QA's incorporation on April 13, 1999:

                  (a) There has not been any material adverse change in the business, condition, assets, operations or prospects of QA and no event has occurred that might have an adverse effect on the business, condition, assets, operations or prospects of QA.

                  (b) QA has not (i) declared, set aside or paid any dividend or made any other contribution in respect of any shares of capital stock, nor (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities.

                  (c) QA has not sold or otherwise issued any shares of capital stock or any other securities, otherwise than in connection with its organization.

                  (d) QA has not amended its articles of incorporation, bylaws or other charter or organizational documents, nor has it effected or been a party to any merger, recapitalization, reclassification of shares, stock split, reverse stock split, reorganization or similar transaction.

                  (e) QA has not formed any subsidiary or contributed any funds or other assets to any subsidiary.

                  (f) QA has not purchased or otherwise acquired any assets, nor has it leased any assets from any other person, except in the ordinary course of business consistent with past practice.

                  (g) QA has not made any capital expenditure outside the ordinary course of business or inconsistent with past practice, or in an amount exceeding five thousand dollars ($5,000), and the total amount of the capital expenditures made by QA has not exceeded ten thousand dollars ($10,000).

                  (h) QA has not sold or otherwise transferred any assets to any other person, except in the ordinary course of business consistent with past practice and at a price equal to the fair market value of the assets transferred.

                  (i) There has not been any loss, damage or destruction to any of the properties or assets of QA (whether or not covered by insurance).

                  (j) QA has not written off as uncollectible any indebtedness or accounts receivable, except for write-offs that were made in the ordinary course of business consistent with past practice and that involved less than one hundred dollars ($100) singly and less than one thousand dollars ($1,000) in the aggregate.

                  (k) QA has not leased any assets to any other person except in the ordinary course of business consistent with past practice and at a rental rate equal to the fair rental value of the leased assets.

                  (l) QA has not mortgaged, pledged, hypothecated or otherwise encumbered any assets, except in the ordinary course of business consistent with past practice.

                  (m) QA has not entered into any contract or incurred any debt, liability or other obligation (whether absolute, accrued, contingent or otherwise), except for (i) contracts that were entered into in the ordinary course of business consistent with past practice and that have terms of less than six months and do not contemplate payments by or to QA which will exceed, over the term of the contract, three thousand dollars ($3,000) in the aggregate, and (ii) current liabilities incurred in the ordinary course of business consistent with the past practice.

                  (n) QA has not made any loan or advance to any other person, except for advances that have been made to customers in the ordinary course of business consistent with past practice and that have been properly reflected as "accounts receivables."

                  (o) QA has not paid any bonus to, or increased the amount of the salary, fringe benefits or other compensation or remuneration payable to, any of the directors, officers or employees of QA.

                  (p) No contract or other instrument to which QA is or was a party or by which QA or any of QA's assets are or were bound has been amended or terminated, except in the ordinary course of business consistent with past practice.

                  (q) QA has not discharged any lien or discharged or paid any indebtedness, liability or other obligation, except for current liabilities that (i) have been assumed from QA's predecessor-in-interest or incurred since April 13, 1999 in the ordinary course of business consistent with past practice, and (ii) have been discharged or paid in the ordinary course of business consistent with past practice.

                  (r) QA has not forgiven any debt or otherwise released or waived any right or claim, except in the ordinary course of business consistent with past practice.

                  (s) QA has not changed its methods of accounting or its accounting practices in any respect.
                  (t) QA has not entered into any transaction outside the ordinary course of business or inconsistent with past practice.

                  (u) QA has not agreed or committed (orally or in writing) to do any of the things described in clauses (b) through (t) of this
         Section 4.7.

         4.8      Absence of Undisclosed Liabilities.
                  ----------------------------------

         QA has no debt, liability or other obligation of any nature (whether due or to become due and whether absolute, accrued, contingent or otherwise) except for obligations incurred since December 31, 1998 in the ordinary course of business consistent with past practice.

         4.9      Contracts.
                  ---------

         QA has delivered or will deliver to CLMI complete and correct copies of all of the contracts and other instruments including all amendment hereto. All of such contracts and other instruments are valid and in full force and effect, and are enforceable in accordance with their terms. There is no existing default by any person under any of said contracts or other instruments, and there exists no condition or set of circumstance which, with notice or lapse of time or both, would constitute such a default.

         4.10     Title to Personal Property.
                  --------------------------

         QA has good, valid and marketable title to all of its personal property (both tangible and intangible) and interests therein. All of such personal property and interests therein are owned free and clear of any liens, pledges, security interests, claims, equities, options, charges, encumbrances or restrictions.

         4.11     Tax Matters.
                  -----------

     All federal, state, local and foreign tax returns required to be filed by QA have been properly prepared and duly filed, and all taxes required to be paid by, or claimed by any federal, state, local or foreign taxing authority to be payable by, the Company have been paid in full. There is no (i) pending audit or examination of QA (or of any of the tax returns thereof) being conducted by any federal, state, local or foreign taxing authority, (ii) pending or threatened claim or dispute relating to the payment of any taxes by QA, (iii) basis upon which any federal, state, local or foreign taxing authority may make any claim for the payment of additional taxes by QA, or (iv) outstanding agreement or waiver extending the statutory limitations period applicable to the payment of any taxes by QA.

         4.12.    Compliance With Laws; Licenses and Permits.
                  ------------------------------------------

          QA, to its knowledge, is not in violation of, nor has it failed to conduct its business in full compliance with, any applicable federal, state, local or foreign laws, regulations, rules, treaties, rulings, orders, directives or decrees. QA has delivered to CLMI complete and correct copies of all of the licenses, permits, authorizations and franchises to which QA is subject and all said licenses, permits, authorizations and franchises are valid and in full force and effect. Said licenses, permits, authorizations and franchises constitute all of the licenses, permits, authorizations and franchises necessary to permit QA to conduct its business in the manner in which it is now being conducted, and QA is not in violation or breach of any of the terms, requirements or conditions of any of said licenses, permits, authorizations or franchises.

         4.13.    Title to Schklair's Stock.
                  -------------------------

         Schklair has good, valid and marketable title to all of Schklair's stock in QA, and can convey good title to said stock to CLMI free and clear of any liens, claims, encumbrances or security interests.

         4.14.    Litigation.
                  ----------

         There is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to QA's knowledge, threatened against or with respect to QA which (i) if adversely determined would have an adverse effect on the business, condition, assets, operations or prospects of QA, or (ii) challenges or would challenge any of the actions required to be taken by the QA under this Agreement. There exists no basis for any such action, suit, proceeding, dispute, litigation, claim, complaint or investigation.


         4.15     Non-Contravention.
                  -----------------

         Neither (a) the execution and delivery of this Agreement, nor (b) the performance of this Agreement will: (i) contravene or result in a violation of any of the provisions of the articles of incorporation, bylaws or other charter or organizational documents of QA; (ii) contravene or result in a violation of any resolution adopted by the shareholders or directors of QA; (iii) result in a violation or breach of, or give any person the right to declare (whether with or without notice or lapse of time) a default under or to terminate, any agreement or other instrument to which QA or Schklair are a party or by which QA or any of its assets or Schklair are bound; (iv) give any person the right to accelerate the maturity of any indebtedness or other obligation of QA; (v) result in the loss of any license or other contractual right of QA; (vi) result in the loss of, or in a violation of any of the terms, provisions or conditions of, any governmental license, permit, authorization or franchise of QA; (vii) result in the creation or imposition of any lien, charge, encumbrance or restriction on any of the assets of QA or on Schklair's stock in QA; (viii) result in the reassessment or revaluation of any property of QA or by any taxing authority or other governmental authority; (ix) result in the imposition of, or subject QA to any liability for, any conveyance or transfer tax or any similar tax; or (x) result in a violation of any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which QA or any of its assets or any of Schklair's stock in QA is subject.

         4.16.  Approvals.
                ---------

         No authorization, consent or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by QA or Schklair in connection with the execution, delivery or performance of this Agreement, including the sale to CLMI of the shares of Schklair's stock in QA being acquired by CLMI hereunder.

         4.17.    Brokers.
                  -------

         QA has not agreed to pay any brokerage fees, finder's fees or other fees or commissions with respect to the transactions contemplated by this Agreement, and, to QA's knowledge, no person is entitled, or intends to claim that it is entitled, to receive any such fees or commissions in connection with such transaction.

         4.18.    Full Disclosure.
                  ---------------

         Neither this Agreement (including the exhibits hereto) nor any statement, certificate or other document delivered to CLMI by or on behalf of QA or Schklair contains any untrue statement of a material fact or omits to state a material fact necessary to make the representations and other statements contained herein and therein not misleading.

         4.19.    Representations True on Closing Date.
                  ------------------------------------

         The representations and warranties of QA and Schklair set forth in this Agreement are true and correct on the date hereof.

         4.20     Non-Distributive Intent.
                  -----------------------

         The shares of CLMI stock being acquired by Schklair pursuant to this Agreement are not being acquired by Schklair with a view to the public distribution of them. Schklair acknowledges and agrees that the CLMI stock acquired by him pursuant to this Agreement has not been registered or qualified under federal or state securities laws, and may not be sold, conveyed, transferred, assigned or hypothecated without being registered under the Securities Act of 1933, as amended, and applicable state law, or in the alternative submission of evidence reasonably satisfactory to CLMI that an exemption from registration is available.

5.       Representations and Warranties of CLMI.
         --------------------------------------

         CLMI represents and warrants to QA and Schklair as follows:

         5.1      Power and Authority; Binding Nature of Agreement.
                  ------------------------------------------------

         CLMI has full power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by CLMI has been duly authorized by all necessary action on its part. Assuming that this Agreement is a valid and binding obligation of each of the other parties hereto, this Agreement is a valid and binding obligation of CLMI.

         5.2      Good Standing.
                  -------------

         CLMI (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, (ii) has all necessary power and authority to own its assets and to conduct its business as it is currently being conducted, and (iii) is duly qualified or licensed to do business and is in good standing in every jurisdiction (both domestic and foreign) where such qualification or licensing is required.

         5.3      Charter Documents and Corporate Records.
                  ---------------------------------------

         CLMI has  delivered to Schklair  and QA complete and correct  copies of
(i) the articles of incorporation, bylaws and other charter or organizational documents of CLMI, including all amendments thereto, (ii) the stock records of CLMI, and (iii) the minutes and other records of the meetings and other proceedings of the shareholders and directors of CLMI. CLMI is not in violation or breach of (i) any of the provisions of its articles of incorporation, bylaws or other charter or organizational documents, or (ii) any resolution adopted by its shareholders or directors. There have been no meetings or other proceedings of the shareholders or directors of CLMI that are not fully reflected in the appropriate minute books or other written records of the Company.

         5.4      Capitalization.
                  --------------

         The authorized capital stock of CLMI consists of 50,000,000 shares of common stock, par value $.001 per share, of which 7,000,000 shares will be issued and outstanding as indicated in Section 3.2 of this Agreement, and 2,000,000 shares of preferred stock par value $.001 per share, none of which is issued and outstanding. All of the outstanding shares of the capital stock of CLMI are validly issued, fully paid and nonassessable, and have been issued in full compliance with all applicable federal, state, local and foreign securities laws and other laws. Except as disclosed in Section 3.2 or pursuant to Section
5.5 or elsewhere in this Agreement, there are no (i) outstanding options, warrants or rights to acquire any shares of the capital stock or other securities of CLMI, (ii) outstanding securities or obligations which are convertible into or exchangeable for any shares of the capital stock or other securities of CLMI, or (iii) contracts or arrangements under which CLMI is or may become bound to sell or otherwise issue any shares of its capital stock or any other securities.

         5.5      Financial Statements.
                  --------------------

         CLMI has delivered to Schklair and QA the following financial statements (the "CLMI Financial Statements"): (i) the audited balance sheet of CLMI as of December 31, 1998; and (ii) the audited statements of income and retained earnings, stockholders' equity and changes in financial position of

CLMI for the year ended December 31, 1998; and (iii) supporting supplemental schedules. Except as stated therein or in the notes thereto, the CLMI Financial
Statements: (a) present fairly the financial position of CLMI as of the respective dates thereof and the results of operations and changes in financial position of CLMI for the respective periods covered thereby; and (b) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered.

         5.6      Absence of Changes.
                  ------------------

         Except as otherwise disclosed to Schklair or QA in writing in Exhibit A to this Agreement, since December 31, 1998, there has not been any material adverse change in the business, condition, assets, operations or prospects of CLMI and no event has occurred that might have an adverse effect on the business, condition, assets, operations or prospects of CLMI.

         5.7      Absence of Undisclosed Liabilities.
                  ----------------------------------

         CLMI has no debt, liability or other obligation of any nature (whether due or to become due and whether absolute, accrued, contingent or otherwise) that is not reflected or reserved against in the December 31, 1998 Balance Sheet, except for obligations incurred since December 31, 1998 in the ordinary course of business consistent with past practice.

         5.8      Litigation.
                  ----------

         There is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to CLMI's knowledge, threatened against or with respect to CLMI which (i) if adversely determined would have an adverse effect on the business, condition, assets, operations or prospects of CLMI, or (ii) challenges or would challenge any of the actions required to be taken by CLMI under this Agreement. There exists no basis for any such action, suit, proceeding, dispute, litigation, claim, complaint or investigation.

         5.9      Non-Contravention.
                  -----------------

         Neither (a) the execution and delivery of this Agreement, nor (b) the performance of this Agreement will: (i) contravene or result in a violation of any of the provisions of the articles of incorporation, bylaws or other charter or organizational documents of CLMI; (ii) contravene or result in a violation of any resolution adopted by the shareholders or directors of CLMI; (iii) result in a violation or breach of, or give any person the right to declare (whether with or without notice or lapse of time) a default under or to terminate, any agreement or other instrument to which CLMI is a party or by which CLMI or any of its assets are bound; (iv) give any person the right to accelerate the maturity of any indebtedness or other obligation of CLMI; (v) result in the loss of any license or other contractual right of CLMI; (vi) result in the loss of, or in a violation of any of the terms, provisions or conditions of, any governmental license, permit, authorization or franchise of CLMI; (vii) result in the creation or imposition of any lien, charge, encumbrance or restriction on any of the assets of CLMI; (viii) result in the reassessment or revaluation of any property of CLMI by any taxing authority or other governmental authority;
(ix) result in the imposition of, or subject CLMI to any liability for, any conveyance or transfer tax or any similar tax; or (x) result in a violation of any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which CLMI or any of its assets is subject.

         5.10     Approvals.
                  ---------

         No authorization, consent or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by CLMI in connection with the execution, delivery or performance of this Agreement.

         5.11     Brokers.
                  -------

         CLMI has not agreed to pay any brokerage fees, finder's fees or other fees or commissions with respect to the transactions contemplated by this Agreement, and, to CLMI's knowledge, no person is entitled, or intends to claim that it is entitled, to receive any such fees or commissions in connection with such transactions.

         5.12     Full Disclosure.
                  ---------------

         Neither this Agreement (including the exhibits hereto) nor any statement, certificate or other document delivered to Schklair or QA by or on behalf of CLMI contains any untrue statement of a material fact or omits to state a material fact necessary to make the representations and other statements contained herein and therein not misleading.

         5.13     Representations True on Closing Date.
                  ------------------------------------

         The representations and warranties of CLMI set forth in this Agreement are true and correct on the date hereof, and will be true and correct on the Closing Date as though such representations and warranties were made as of the Closing Date.

6.       Conditions to Closing.
         ---------------------

         6.1      Conditions Precedent to CLMI's Obligation To Close.
                  --------------------------------------------------

         CLMI's obligation to close the plan of reorganization and exchange as contemplated in this Agreement is conditioned upon the occurrence or waiver by CLMI of the following:

                  (a) All representations and warranties of QA and Schklair made in this Agreement or in any exhibit hereto delivered by QA and Schklair shall be true and correct as of the Closing Date with the same force and effect as if made on and as of that date.

                  (b) QA and Schklair shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by QA and Schklair prior to or at the Closing Date.

                  (c) CLMI closes its Plan of Reorganization and Asset Purchase Agreement, dated July 1, 1999, by and between ZOI, Commercial Labor Management, Inc., Mark J. Richardson and Edward L. Torres.

         6.2    Conditions Precedent to QA's and Schklair's Obligation To Close.
                ---------------------------------------------------------------

         QA's and Schklair's obligation to close the plan of reorganization and exchange as contemplated in this Agreement is conditioned upon the occurrence or waiver by QA or Schklair of the following:

                  (a) All representations and warranties of CLMI made in this Agreement or in any exhibit hereto delivered by CLMI shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of that date.

                  (b) CLMI shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by CLMI prior to or at the Closing Date.

                  (c) CLMI closes its Plan of Reorganization and Asset Purchase Agreement, dated July 1, 1999, by and between ZOI, Commercial Labor Management, Inc., Mark J. Richardson and Edward L. Torres.

7.       Injunctive Relief
         -----------------

         7.1      Damages Inadequate.
                  ------------------

         Each party acknowledges that it would be impossible to measure in money the damages to the other party if there is a failure to comply with any covenants and provisions of this Agreement, and agrees that in the event of any breach of any covenant or provision, the other party to this Agreement will not have an adequate remedy at law.

         7.2      Injunctive Relief.
                  -----------------

         It is therefore agreed that the other party to this Agreement who is entitled to the benefit of the covenants and provisions of this Agreement which have been breached, in addition to any other rights or remedies which they may have, shall be entitled to immediate injunctive relief to enforce such covenants and provisions, and that in the event that any such action or proceeding is brought in equity to enforce them, the defaulting or breaching party will not urge a defense that there is an adequate remedy at law.

8.       Waivers.
         -------

         If any party shall at any time waive any rights hereunder resulting from any breach by the other party of any of the provisions of this Agreement, such waiver is not to be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which such party is entitled under this Agreement or otherwise.

9.       Successors and Assigns.
         ----------------------

         This Agreement supercedes and replaces the Plan of Reorganization and Exchange Agreement made and entered into on April 30, 1999 by and between ZOI, Schklair, and QA. Each covenant and representation of this Agreement shall inure to the benefit of and be binding upon each of the parties, their personal representatives, assigns and other successors in interest.

10.      Entire and Sole Agreement.
         -------------------------

         This Agreement constitutes the entire agreement between the parties and supersedes all other agreements, representations, warranties, statements, promises and undertakings, whether oral or written, with respect to the subject matter of this Agreement. This Agreement may be modified or amended only by a written agreement signed by the parties against whom the amendment is sought to be enforced.

11.      Governing Law.
         -------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of California, and the venue for any action hereunder shall be in the appropriate forum in the County of Los Angeles, State of California.

12.      Counterparts.
         ------------

         This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

13.      Attorneys' Fees and Costs.
         -------------------------

         In the event that either party must resort to legal action in order to enforce the provisions of this Agreement or to defend such action, the prevailing party shall be entitled to receive reimbursement from the nonprevailing party for all reasonable attorneys' fees and all other costs incurred in commencing or defending such action, or in enforcing this Agreement, including but not limited to post judgment costs.

14.      Assignment.
         ----------

         This Agreement shall not be assignable by any party without prior written consent of the other parties.

15.      Remedies.
         --------

         Except as otherwise expressly provided herein, none of the remedies set forth in this Agreement are intended to be exclusive, and each party shall have all other remedies now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

16.      Section Headings.
         ----------------

          The section headings in this Agreement are included for convenience only, are not a part of this Agreement and shall not be used in construing it.

17.      Severability.
         ------------

          In the event that any provision or any part of this Agreement is held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the validity or enforceability of any other provision or part of this Agreement.

18.      Notices.
         -------

         Each notice or other communication hereunder shall be in writing and shall be deemed to have been duly given on the earlier of (i) the date on which such notice or other communication is actually received by the intended recipient thereof, or (ii) the date five (5) days after the date such notice or other communication is mailed by registered or certified mail (postage prepaid) to the intended recipient at the following address (or at such other address as the intended recipient shall have specified in a written notice given to the other parties hereto);

                  If to ZOI:
                  ---------
                  Zeros & Ones, Inc.
                  16861 Ventura Boulevard, Suite 205
                  Encino, California 91436
                  Attention: Robert Holtz, President
                  Telephone: (805) 677-1561
                  Facsimile:   (818) 380-0258

                  If to QA or Schklair:
                  --------------------
                  Steve Schklair
                  Quantum Arts, Inc.
                  39 East Walnut Street
                  Pasadena, California 91103
                  Burbank, California 91505
                  Telephone: (626) 584-4040
                  Facsimile: (626) 584-3089

                  If to CLMI:
                  ----------
                  Commercial Labor Management, Inc.
                  c/o Richardson & Associates
                  1299 Ocean Avenue, Suit 900
                  Santa Monica, California 90401
                  Telephone: (310) 393-9992
                  Facsimile:   (310) 393-2004


19.      Publicity.
         ---------

         No press release, notice to any third party or other publicity concerning the transactions contemplated by this Agreement shall be issued, given or otherwise disseminated without the prior approval of each of the parties hereto; provided, however, that such approval shall not be unreasonably withheld.

         IN WITNESS WHEREOF, this Agreement has been entered into as of the date first above written.

CLMI:                                       COMMERCIAL LABOR MANAGEMENT, INC.


                                            By: --------------------------------
                                                     Edward L. Torres, President


ZOI:                                        ZEROS & ONES, INC.


                                            By: --------------------------------
                                                     Robert Holtz, President


SCHKLAIR:                                   ------------------------------------
                                                     Steve Schklair


QA:                                         QUANTUM ARTS, INC.


                                            By: --------------------------------
                                                     Steve Schklair, President

                                   EXHIBIT "A"
                                       TO
                  PLAN OF REORGANIZATION AND EXCHANGE AGREEMENT
                            DATED AS OF JULY 1, 1999
                                 BY AND BETWEEN
            COMMERCIAL LABOR MANAGEMENT, INC., A NEVADA CORPORATION,
                          STEVE SCHKLAIR, AN INDIVIDUAL
                AND QUANTUM ARTS, INC., A CALIFORNIA CORPORATION



         Section 4.7
         -----------

         1. Pursuant to agreements with certain key employees, QA's predecessor in interest has agreed to pay 14% of total net revenues from the project entitled "Secret Diary" to the producer (7%) and the lead programmer (7%) for such project ("SD Project").

         2. QA has assumed certain of the rights and obligations of its predecessor in interest in connection with the SD Project.

         3.  QA  has  entered  into   negotiations  with  McGraw  Hill  for  the
development of a new media project.

         4. Pursuant to a contribution agreement between QA and Steve Schklair in connection with the formation of QA, Mr. Schklair retained a portion of the total net revenues payable in connection with the SD Project as follows: Mr. Schklair retained 50% of such revenues (after payment of the participation to the producer and lead programmer) until QA has received $250,000 in net revenues from the SD Project at which point Mr. Schklair is entitled to retain 80% of such revenues.

         Section 4.8
         -----------

         QA maintains a bank line of credit which it anticipates will be drawn down in the amount of $20,000 during May 1999.

         Section 4.10
         ------------

         Certain of QA's personal property, including computer and related equipment is leased.

         Section 4.12
         ------------

         As QA has recently relocated, QA is in the process of obtaining the necessary permits and licenses, including any permits and licenses that may be required by the City of Pasadena.

         Section 4.14
         ------------

         QA's predecessor in interest has received a claim relating to monies owing to a former employee relating to the "Hot Wheels" project with Mattel, Inc.